EXHIBIT 99.C
The latest annual budget of the Republic as set forth in Act CXXX of 2009 on the budget of the Republic of Hungary for the year 2010 (a Magyar Köztársaság 2010. évi költségvetéséről szóló 2009. évi CXXX. törvény) as published in the Official Gazette (Magyar Közlöny) on December 11, 2009, filed in paper format under cover of Form SE on November 29, 2010.

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